Exhibit 99.1

News Release
For Immediate Release

SALLIE MAE REPORTS FIRST-QUARTER 2021 FINANCIAL RESULTS
First-Quarter GAAP Net Income Attributable to Common Stock of $640 Million,
or $1.75 Per Diluted Share; First-Quarter “Core Earnings” Attributable to Common Stock of
$648 Million, or $1.77 Per Diluted Share

Completed $3.16 Billion in Private Education Loan Sales During the Quarter
Resulting in a $399 Million Gain

Repurchased 49 Million Shares of Common Stock in the First Quarter of 2021

NEWARK, Del., Apr. 21, 2021 - Sallie Mae (Nasdaq: SLM), formally SLM Corporation, today released first-quarter 2021 financial results. Highlights of those results are included in the attached supplement. Complete financial results are available at www.SallieMae.com/investors.

Sallie Mae will host an earnings conference call tomorrow, Apr. 22, 2021, at 8 a.m. ET. Executives will be on hand to discuss various highlights of the quarter and to answer questions related to Sallie Mae’s performance. To participate, dial 877-356-5689 (USA and Canada) or 706-679-0623 (international) and use access code 9165416 starting at 7:45 a.m. ET. A replay of the conference call will be available approximately two hours after the call’s conclusion and will remain available through May 6, 2021, by dialing 855-859-2056 (USA and Canada) or 404-537-3406 (international) with access code 9165416.

A live audio webcast of the conference call and presentation slides may be accessed at www.SallieMae.com/investors.

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Sallie Mae (Nasdaq: SLM) believes education and life-long learning, in all forms, help people achieve great things. As the leader in private student lending, we provide financing and know-how to support access to college and offer products and resources to help customers make new goals and experiences, beyond college, happen. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.
Contacts:
Media
Rick Castellano, 302-451-2541, rick.castellano@salliemae.com

Investors
Brian Cronin, 302-451-0304, brian.cronin@salliemae.com

Sallie Mae Reports First-Quarter 2021 Financial Results

First-Quarter GAAP Net Income Attributable to Common Stock of $640 Million,
or $1.75 Per Diluted Share; First-Quarter “Core Earnings” Attributable to Common Stock of
$648 Million, or $1.77 Per Diluted Share

Completed $3.16 Billion in Private Education Loan Sales During the Quarter
Resulting in a $399 Million Gain

Repurchased 49 Million Shares of Common Stock in the First Quarter of 2021

“We are off to a fast start in 2021, delivering on our strategic priorities and exceeding expectations for the first quarter. These results were driven in part by executing on our core business fundamentals including originations, loan performance, loan sales, and expense management. More broadly, the economy and employment market continue to return to pre-pandemic norms as vaccines become more widely available, and more colleges and universities are planning full return to campuses this fall. As the market leader, we remain aligned and focused on providing the tools, resources, and responsible financing to help students and families effectively plan and pay for college. We are also well-positioned to continue to deliver to our shareholders through our capital return program, highlighted this quarter by our loan sale, Tender Offer, and subsequent share repurchases.”

Jonathan Witter, CEO, Sallie Mae

First-Quarter 2021 Highlights vs. First-Quarter 2020 Highlights

Executed on our Core Business Strategy:
•GAAP net income of $641 million, up 77%.
•Net interest income of $331 million, down 17%, as a result of private education loan sales and the sale of the personal loan portfolio.
•Private education loan originations of $2.1 billion, down 10%, in line with market trends as a result of the pandemic.
•Average private education loans outstanding, net, of $21.0 billion, down 11%, as a result of loan sales.
•Average yield on the private education loan portfolio was 8.22%, down 64 basis points, driven by the decline in the variable rate portfolio due to lower LIBOR rates.
•Private education loan provisions for credit losses was $(226) million, down from $36 million.
•Private education loans held for investment in forbearance were 3.7% of private education loans held for investment in repayment and forbearance, down from 6.2%.
•Private education loans held for investment delinquencies as a percentage of private education loans held for investment in repayment were 2.1%, down from 3.2%.
•Total operating expenses of $125 million, down from $147 million, principally due to the 2020 reorganization and continued focus on efficiency.

Progress on our Balance Sheet and Capital Allocation:
•Gain on sale of private education loans of $399 million in the first quarter of 2021, up from $239 million.
•Repurchased $592 million of common stock under share repurchase programs in the first quarter of 2021, up from $558 million in year-ago period.
•Paid first-quarter common stock dividend of $0.03 per share, unchanged from prior-year period.

Investor Contact: Brian Cronin, 302-451-0304 brian.cronin@salliemae.com	Media Contact: Rick Castellano, 302-451-2541 rick.castellano@salliemae.com

The following are significant items or events that occurred in the first quarter of 2021.

Provisions for Credit Losses
  Improving economic forecasts and faster prepayment speeds resulted in downward adjustments to the provisions for credit losses in the first quarter of 2021.

   During the first quarter of 2021, the outlook for the U.S. economy improved significantly. For the quarter ended Mar. 31, 2021, the improvement was reflected in the economic forecasts the company used to estimate future expected credit losses. This resulted in faster prepayment speeds and lower expected future defaults. In addition, during the first quarter of 2021, the company implemented an updated model for projecting prepayment speeds, which resulted in higher prepayment speeds leading to even lower expected future defaults and allowance for credit losses. As a result, provisions for credit losses in the current quarter decreased by $287 million compared with the year-ago quarter.

   As COVID-19 continues to impact the economy, the company could continue to experience significant changes in its allowance for credit losses in 2021. See “Information on COVID-19 Impact on Sallie Mae” on page 6 below.

Further Progress on Balance Sheet and Capital Allocation
  Loan Sales
   In the first quarter of 2021, the company recognized a gain of $399 million from the sale of $3.16 billion of its private education loans to an unaffiliated third party.

 Share Repurchases
   On Jan. 26, 2021, the company completed its $525 million accelerated share repurchase agreement (which was entered into on March 10, 2020) (the “ASR”). The company received 45 million shares under the ASR in the first quarter of 2020. On Jan. 28, 2021, the company received an additional 13 million shares of common stock, and, in total, the company repurchased 58 million shares of common stock under the ASR at an average price per share of $9.01.

On Feb. 2, 2021, the company announced the commencement of a “modified Dutch Auction” tender offer (the “Tender Offer”) to purchase up to $1.0 billion of the company’s common stock. Pursuant to the Tender Offer, the company purchased 28.5 million shares of its common stock at a purchase price of $16.50 per share. The purchase of shares settled on Mar. 16, 2021 for a total purchase price of approximately $472 million, including fees and expenses related to the Tender Offer. The company retired all shares of common stock purchased in connection with the Tender Offer.

In the first quarter of 2021, the company repurchased 6.8 million shares of its common stock at a total cost of $121 million, or an average purchase price of $17.68 per share, under a Rule 10b5-1 trading plan authorized under its share repurchase programs. Since the end of the first quarter of 2021, an additional 13.2 million shares have been repurchased under the Rule10b5-1 trading plan at an average price of $18.94 per share.

The Jan. 27, 2021 share repurchase program (the “2021 Share Repurchase Program”), which was effective upon announcement and expires on January 26, 2023, permits the company to repurchase shares of its common stock from time to time up to an aggregate repurchase price not to exceed $1.25 billion. All of the company’s previous share repurchase programs have now been fully utilized.

From Jan. 1, 2020 through Apr. 20, 2021, the company has repurchased 109.6 million shares of common stock under its repurchase programs, which represents a 26% reduction in the total number of shares outstanding on Jan. 1, 2020. As of Apr. 20, 2021, there was $485 million of capacity remaining under the 2021 Share Repurchase Program.

Repurchases may occur under the company’s share repurchase programs from time to time and through a variety of methods, including tender offers, open market repurchases, repurchases effected through Rule 10b5-1 trading plans, negotiated block purchases, accelerated share repurchase programs, or other similar transactions. The timing and volume of any repurchases will be subject to market conditions, and there can be no guarantee that the company will repurchase up to the limit of its share repurchase programs or at all.

The following provides guidance on the company’s performance in 2021.

Guidance*
   For 2021, the company expects the following:
•Full-year diluted GAAP earnings per common share of $2.95 - $3.15.
•Full-year Private Education Loan originations year-over-year growth of 6% - 7%.
•Full-year total loan portfolio net charge-offs of $260 million - $280 million.
•Full-year non-interest expenses of $525 million - $535 million.

* See page 6 for a cautionary note regarding forward-looking statements.

Quarterly Financial Highlights

	1Q 2021	4Q 2020	1Q 2020
Income Statement ($ millions)
Total interest income	$436	$480	$575
Total interest expense	105	113	175
Net interest income	331	367	400
Less: provisions for credit losses	(226)	(316)	61
Total non-interest income	413	1	292
Total non-interest expenses	126	124	147
Income tax expense	203	127	121
Net income	641	433	362
Preferred stock dividends	1	2	3
Net income attributable to common stock	640	431	359
“Core Earnings” adjustments to GAAP(1)	8	9	(32)
Non-GAAP “Core Earnings” net income attributable to common stock(1)	648	440	327

Ending Balances ($ millions)
Private Education Loans held for investment, net	$19,633	$18,437	$20,176
FFELP Loans held for investment, net	725	735	765
Personal Loans held for investment, net	—	—	747
Credit Cards held for investment, net	10	11	7
Deposits	$22,803	$22,666	$24,446
Brokered	12,146	11,890	13,658
Retail and other	10,657	10,776	10,788

Key Performance Metrics
Net interest margin	4.40%	4.82%	5.08%
Yield - Total interest-earning assets	5.80%	6.30%	7.30%
Private Education Loans	8.22%	8.23%	8.86%
Personal Loans	—%	—%	12.11%
Credit Cards	0.78%	(3.53)%	(4.72)%
Cost of Funds	1.53%	1.60%	2.41%
Return on Assets (“ROA”)(2)	8.3%	5.6%	4.6%
Non-GAAP “Core Earnings” ROA(3)	8.4%	5.7%	4.2%
Return on Common Equity (“ROCE”)(4)	101.5%	87.3%	67.4%
Non-GAAP “Core Earnings” ROCE(5)	102.8%	89.0%	61.4%

Per Common Share
GAAP diluted earnings per common share	$1.75	$1.13	$0.87
Non-GAAP “Core Earnings” diluted earnings per common share(1)	$1.77	$1.15	$0.79
Average common and common equivalent shares outstanding (millions)	366	381	413

Footnotes:

(1) Sallie Mae provides non-GAAP “Core Earnings” because it is one of several measures management uses to evaluate management performance and allocate corporate resources. The difference between non-GAAP “Core Earnings” and GAAP net income is driven by mark-to-fair value unrealized gains and losses on derivative contracts recognized in GAAP, but not in “Core Earnings” results. See the “Core Earnings” to GAAP Reconciliation in this press release for a full reconciliation of GAAP and “Core Earnings.” “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will be equal to $0. Management believes the company’s derivatives are effective economic hedges, and, as such, they are a critical element of the company’s interest rate risk management strategy. Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies.

(2) We calculate and report our Return on Assets (“ROA”) as the ratio of (a) GAAP net income (loss) numerator (annualized) to (b) the GAAP total average assets denominator.

(3) We calculate and report our non-GAAP “Core Earnings” Return on Assets (“Core Earnings ROA”) as the ratio of (a) “Core Earnings” net income (loss) numerator (annualized) to (b) the GAAP total average assets denominator.

(4) We calculate and report our Return on Common Equity (“ROCE”) as the ratio of (a) GAAP net income (loss) attributable to common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.

(5) We calculate and report our non-GAAP “Core Earnings” Return on Common Equity (“Core Earnings ROCE”) as the ratio of (a) “Core Earnings” net income (loss) attributable to common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.

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This press release contains “forward-looking statements” and information based on management’s current expectations as of the date of this release. Statements that are not historical facts, including statements about our beliefs, opinions, or expectations and statements that assume or are dependent upon future events, are forward-looking statements. This includes, but is not limited to: statements regarding future developments surrounding COVID-19 or any other pandemic, including, without limitation, statements regarding the potential impact of COVID-19 or any other pandemic on the company’s business, results of operations, financial condition, and/or cash flows; the company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the company’s Board of Directors, and based on an evaluation of the company’s earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties; the company’s 2021 guidance; the company’s three-year horizon outlook; the company’s expectation and ability to execute loan sales and share repurchases; the company’s projections regarding originations, net charge-offs, non-interest expenses, earnings, balance sheet position, and other metrics; and any estimates related to accounting standard changes. Forward-looking statements are subject to risks, uncertainties, assumptions, and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. “Risk Factors” and elsewhere in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2020 (filed with the Securities and Exchange Commission (“SEC”) on Feb. 25, 2021) and subsequent filings with the SEC; the societal, business, and legislative/regulatory impact of pandemics and other public heath crises; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking and other laws; changes in accounting standards and the impact of related changes in significant accounting estimates, including any regarding the measurement of our allowance for credit losses and the related provision expense; any adverse outcomes in any significant litigation to which the company is a party; credit risk associated with the company’s exposure to third parties, including counterparties to the company’s derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). We could also be affected by, among other things: changes in our funding costs and availability; reductions to our credit ratings; cybersecurity incidents, cyberattacks, and other failures or breaches of our operating systems or infrastructure, including those of third-party vendors; damage to our reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on our business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students, and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of our customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of our earning assets versus our funding arrangements; rates of prepayments on the loans that we own; changes in general economic conditions and our ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of our consolidated financial statements also requires us to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this release are qualified by these cautionary statements and are made only as of the date of this release. We do not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in our expectations.

Information on COVID-19 Impact on Sallie Mae
The COVID-19 crisis is unprecedented and has had a significant impact on the economic environment globally and in the United States. There is a significant amount of uncertainty as to the length and breadth of the impact to the U.S. economy and, consequently, on the company. Please refer to Item 1A. “Risk Factors — Pandemic Risk” in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2020 (filed with the SEC on Feb. 25, 2021), for risks associated with COVID-19. Also, see above for a cautionary note regarding forward-looking statements.

SLM CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	March 31,	December 31,
	2021	2020
Assets
Cash and cash equivalents	$6,207,001	$4,455,292
Investments:
Trading investments at fair value (cost of $26,219 and $12,551)	30,594	16,923
Available-for-sale investments at fair value (cost of $2,116,279 and $1,986,957, respectively)	2,115,885	1,996,634
Other investments	79,679	80,794
Total investments	2,226,158	2,094,351
Loans held for investment (net of allowance for losses of $1,179,021 and $1,361,723, respectively)	20,368,287	19,183,143
Loans held for sale	—	2,885,640
Restricted cash	164,708	154,417
Other interest-earning assets	23,592	42,874
Accrued interest receivable	1,264,960	1,387,305
Premises and equipment, net	155,425	154,670
Income taxes receivable, net	169,655	374,706
Tax indemnification receivable	15,678	18,492
Other assets	32,541	19,533
Total assets	$30,628,005	$30,770,423

Liabilities
Deposits	$22,803,143	$22,666,039
Long-term borrowings	4,918,670	5,189,217
Other liabilities	297,728	352,332
Total liabilities	28,019,541	28,207,588

Commitments and contingencies

Equity
Preferred stock, par value $0.20 per share, 20 million shares authorized:
Series B: 2.5 million and 2.5 million shares issued, respectively, at stated value of $100 per share	251,070	251,070
Common stock, par value $0.20 per share, 1.125 billion shares authorized: 431.1 million and 456.7 million shares issued, respectively	86,211	91,346
Additional paid-in capital	1,052,904	1,331,247
Accumulated other comprehensive loss (net of tax benefit of ($7,680) and ($10,908), respectively)	(24,077)	(34,200)
Retained earnings	2,350,986	1,722,365
Total SLM Corporation stockholders’ equity before treasury stock	3,717,094	3,361,828
Less: Common stock held in treasury at cost: 102.7 million and 81.4 million shares, respectively	(1,108,630)	(798,993)
Total equity	2,608,464	2,562,835
Total liabilities and equity	$30,628,005	$30,770,423

SLM CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
Interest income:
Loans	$431,804	$555,277
Investments	2,728	2,517
Cash and cash equivalents	1,626	17,139
Total interest income	436,158	574,933
Interest expense:
Deposits	66,598	135,112
Interest expense on short-term borrowings	3,202	4,217
Interest expense on long-term borrowings	35,244	35,488
Total interest expense	105,044	174,817
Net interest income	331,114	400,116
Less: provisions for credit losses	(225,767)	61,258
Net interest income after provisions for credit losses	556,881	338,858
Non-interest income:
Gains on sales of loans, net	399,111	238,935
Gains on derivatives and hedging activities, net	28	45,672
Other income	14,288	7,487
Total non-interest income	413,427	292,094
Non-interest expenses:
Operating expenses:
Compensation and benefits	71,581	84,222
FDIC assessment fees	5,188	8,890
Other operating expenses	47,730	54,186
Total operating expenses	124,499	147,298
Restructuring expenses	1,077	—
Total non-interest expenses	125,576	147,298
Income before income tax expense	844,732	483,654
Income tax expense	203,525	121,481
Net income	641,207	362,173
Preferred stock dividends	1,201	3,464
Net income attributable to SLM Corporation common stock	$640,006	$358,709
Basic earnings per common share attributable to SLM Corporation	$1.77	$0.88
Average common shares outstanding	361,042	409,786
Diluted earnings per common share attributable to SLM Corporation	$1.75	$0.87
Average common and common equivalent shares outstanding	366,240	412,755
Declared dividends per common share attributable to SLM Corporation	$0.03	$0.03

“Core Earnings” to GAAP Reconciliation
The following table reflects adjustments associated with our derivative activities.

	Three Months Ended
	March 31,
(Dollars in thousands, except per share amounts)	2021	2020

“Core Earnings” adjustments to GAAP:
GAAP net income	$641,207	$362,173
Preferred stock dividends	1,201	3,464
GAAP net income attributable to SLM Corporation common stock	$640,006	$358,709

Adjustments:
Net impact of derivative accounting(1)	10,863	(42,312)
Net tax expense (benefit)(2)	2,627	(10,330)
Total “Core Earnings” adjustments to GAAP	8,236	(31,982)

“Core Earnings” attributable to SLM Corporation common stock	$648,242	$326,727

GAAP diluted earnings per common share	$1.75	$0.87
Derivative adjustments, net of tax	0.02	(0.08)
“Core Earnings” diluted earnings per common share	$1.77	$0.79
         ______
(1) Derivative Accounting: “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0.

(2) “Core Earnings” tax rate is based on the effective tax rate at Sallie Mae Bank where the derivative instruments are held.

The following table reflects our provisions for credit losses and total portfolio net charge-offs:

	Three Months Ended
	March 31,
(Dollars in thousands)	2021	2020

Provisions for credit losses	$(225,767)	$61,258
Total portfolio net charge-offs	(47,612)	(61,431)

We evaluate management’s performance internally using a measure that starts with “Core Earnings” net income as disclosed above for a period, and further adjusting it by increasing it by the impact of GAAP provisions for credit losses, and decreasing it by the total portfolio net charge-offs recorded in that period, net of the tax impact of these adjustments.